Exhibit 99.1

Scientific Games Reports 2016 First Quarter Results

Generates Increases in Revenue, Operating Income and Free Cash Flow

LAS VEGAS, May 5, 2016 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or "the Company"), today reported results for the first quarter ended March 31, 2016. Executive leadership will host a conference call today at 5 p.m. EDT to present the first quarter 2016 results; access details are below.

  First quarter revenue rose four percent to $682 million, up from $659 million a year ago. The increase was driven by a 55-percent growth in interactive revenue and is notable given the $7 million unfavorable impact from currency translation, a decline in gaming systems revenue and the previously disclosed expiration of the China lottery validation contract.
  Operating income in the first quarter increased 178 percent to $50 million from $18 million a year ago, reflecting cost synergies from 2015 integration initiatives and lower costs associated with integration and restructuring activities. These savings were partially offset by increased investments in growth and innovation initiatives. Net loss before income taxes declined to $112 million from $149 million in the prior-year period.
  Attributable EBITDA ("AEBITDA" and as further defined below) increased to $259 million from $252 million a year ago driven by higher revenue and the benefit from earlier integration actions, which more than offset increased costs of innovation and other growth initiatives.
  Net cash from operating activities rose to $101 million from $78 million a year ago.  Free cash flow (as defined below) increased to $42 million, up from $1 million a year ago, leading to a $17 million increase in cash and $28 million in debt repayment during the first quarter.
  As of March 31, 2016, the Company's cash and availability under its revolving credit facility increased to $605 million.

"Our focus on strategic priorities – product excellence, profitable growth, and strengthening cash flow – is taking hold, as we have generated positive growth for the past two consecutive quarters. We are building momentum and delivering improved business results, clear evidence of the strength of our comprehensive product portfolio. As we move forward, we are committed to continuous improvement to unlock the power of our brands, leverage our unrivaled innovation and serve our customers to provide meaningful, long-term shareholder value," said Gavin Isaacs, President and CEO of Scientific Games.

Michael Quartieri, Scientific Games' Executive Vice President and CFO, added, "Across our global operations, our focus is on fiscal discipline, seeking further process improvements and operating efficiencies, as we continue to prudently invest to sustain our leadership in innovation. By driving profitable growth and increased conversion of AEBITDA into cash flow, we expect to remain on a path to further deleverage in 2016 and beyond."

Consolidated Summary First Quarter Financial Results
($ in millions, except per share amounts)	Three Months Ended
	March 31,
	2016	2015
Revenue	$ 682.0	$ 658.7
Operating income	50.3	18.1
Net loss before income taxes	(111.5)	(148.7)
Net loss	(92.3)	(86.4)
Net loss per share	(1.07)	(1.01)
Net cash provided by operating activities	101.1	77.8
Capital expenditures	51.2	72.1
Net payments of debt	27.5	17.0

Non-GAAP Financial Measures(1):
AEBITDA	$ 258.8	$ 252.1
AEBITDA margin	37.9%	38.3%
Free cash flow	$ 41.8	$ 0.5

	As of March 31,	As of Dec. 31,
Balance Sheet Measures:	2016	2015
Cash and cash equivalents	$ 145.7	$ 128.7
Total debt	8,187.1	8,207.0
Total assets	7,690.7	7,732.2
Available liquidity	605.1	583.0

(1)  The financial measures "AEBITDA", "AEBITDA margin", "free cash flow", and "EBITDA from equity investments" (disclosed in a table below) are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to GAAP measures in the accompanying supplemental tables at the end of this release.

BUSINESS SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED MARCH 31, 2016

GAMING SEGMENT	Three Months Ended
($ in millions)	March 31,		Increase/(Decrease)
	2016	2015	Amount	%
Gaming revenue	$ 421.7	$ 425.8	$ (4.1)	(1.0)%

Operating income	$ 43.4	$ 31.0	$ 12.4	40.0%

AEBITDA(1)	$ 191.2	$ 197.4	$ (6.2)	(3.1)%
AEBITDA margin	45.3%	46.4%

Gaming Revenue Metrics
Revenue by Lines of Business(2):
Gaming operations	$ 184.4	$ 193.4	$ (9.0)	(4.7)%
Gaming machine sales	134.5	127.3	7.2	5.7%
Gaming systems	59.7	67.0	(7.3)	(10.9)%
Table products	43.1	38.1	5.0	13.1%
Gaming revenue	$ 421.7	$ 425.8	$ (4.1)	(1.0)%

(1) AEBITDA in the 2016 and 2015 first quarter periods included $1.6 million and $1.6 million, respectively, of EBITDA from equity investments in International Terminal Leasing ("ITL") and Roberts Communications Network, LLC ("RCN").

(2) Gaming operations revenue is included in services revenue, gaming machine sales revenue is included in product sales revenue, and portions of gaming systems and table products revenue are included in both services revenue and product sales revenue.

  Total gaming revenue declined $4.1 million, inclusive of a $4.0 million unfavorable foreign currency impact, compared to the year-ago period.
  Operating income improved to $43.4 million. The increase reflected integration cost synergies largely implemented in prior periods along with a decrease in integration costs and charges compared to the 2015 first quarter. These savings were partially offset by a less profitable mix of revenue, as well as higher selling, general and administrative expense for payroll-related costs, inclusive of higher incentive compensation accruals and health benefit costs.
  AEBITDA declined to $191.2 million with an AEBITDA margin of 45.3 percent, reflecting the lower and less favorable mix of revenue and higher selling, general and administrative expense, partially offset by the benefit of cost synergies from integration actions implemented in the prior year.
  Gaming operations revenue declined five percent largely reflecting a 1,102 unit reduction in the installed base of WAP, premium, and daily-fee participation gaming machines. The average daily revenue decreased by $2.28 per unit, primarily reflecting a lower mix of higher-yielding WAP games. On a quarterly sequential basis, gaming operations revenue was essentially flat, as a 277 unit decrease in the installed footprint of WAP, premium and daily-fee participation units was offset by a $0.48 per unit increase in average daily revenue. The installed base of other participation and leased games increased 2,188 units year over year, reflecting higher placements of electronic table games and an increase in the number of leased units in the Caribbean and other international markets during the last two quarters.
  Gaming machine sales revenue increased six percent on global shipments of 6,748 new units, comprised of 4,365 units to U.S. and Canadian customers and 2,383 new units to international customers. U.S. and Canadian shipments comprised 3,932 replacement units, inclusive of 840 VLTs to Oregon. Additionally 433 VGTs were shipped to newly licensed locations in the Illinois market. International shipments were all replacement units. Prior-year unit shipments included more than 750 convert-to-sale units from the installed base of other participation and leased units. Average sales price increased to $16,719 per unit, reflecting a mix of high-performing premium gaming machines, which more than offset lower-priced VLT units.
  Gaming systems revenue declined to $59.7 million, reflecting the quarterly variability inherent in hardware and software sales, even as maintenance revenue increased eight percent.
  Table products revenue increased to $43.1 million, reflecting steady growth in revenue from leased shufflers, proprietary table games and progressives. The installed base of shufflers increased eight percent to a quarter-end record level of installed units.

LOTTERY SEGMENT	Three Months Ended
($ and € in millions)	March 31,		Increase/(Decrease)
	2016	2015	Amount	%
Lottery revenue	$ 187.7	$ 186.0	$ 1.7	0.9%

Operating income	$ 48.0	$ 40.3	$ 7.7	19.1%

AEBITDA(1)	$ 81.5	$ 78.0	$ 3.5	4.5%
AEBITDA margin	43.4%	41.9%

Lottery Revenue Metrics
Instant games revenue	$ 134.1	$ 128.9	$ 5.2	4.0%
Services revenue	45.1	45.6	(0.5)	(1.1)%
Product sales revenue	8.5	11.5	(3.0)	(26.1)%
Lottery revenue	$ 187.7	$ 186.0	$ 1.7	0.9%

(1) AEBITDA in the 2016 and 2015 first quarter periods included $13.9 million and $15.2 million, respectively, of EBITDA from equity investments in Lotterie Nazionali S.r.l. ("LNS"), Northstar New Jersey Lottery Group, LLC, Beijing Guard Libang Technology Co., Ltd., Beijing CITIC Scientific Games Technology Co. Ltd. ("CSG"), Hellenic Lotteries S.A. ("Hellenic Lotteries") and Northstar Lottery Group, LLC ("Northstar Illinois").

  Total lottery revenue increased $1.7 million, despite a $5.1 million unfavorable impact from the expiration of the China Sports Lottery validation contract and a $3.0 million unfavorable foreign currency impact.
  Operating income increased $7.7 million, reflecting a more profitable mix of revenue despite the loss of the China validation contract, and lower depreciation and amortization, partially offset by higher research and development expense.
  AEBITDA increased to $81.5 million and AEBITDA margin was 43.4 percent, largely reflecting the increase in revenue and a more profitable mix of revenue, partially offset by a lower contribution from equity investments and higher research and development expense.
  Instant games revenue increased $5.2 million, or four percent, primarily driven by an eight-percent increase in U.S. instant game sales revenue. Growth was particularly strong at customers with participation contracts.
  Services revenue decreased $0.5 million reflecting lower international service revenue from the cessation of the China validation contract, largely offset by higher revenue from increased retail sales of multi-state games, particularly led by the record $1.6 billion Powerball jackpot.
  Product sales revenue declined $3.0 million, due to lower international hardware sales, reflecting lower lottery bid activity compared to the prior year.
  The Company signed a new eight-year instant games CSP agreement with the North Carolina Lottery, which is anticipated to begin in April 2017 and has extension options held by the customer for up to two additional years.

INTERACTIVE SEGMENT	Three Months Ended
(in millions, except ARPDAU)	March 31,		Increase/(Decrease)
	2016	2015	Amount	%
Interactive revenue	$ 72.6	$ 46.9	$ 25.7	54.8%

Operating income	$ 11.5	$ 3.9	$ 7.6	194.9%

AEBITDA	$ 15.4	$ 9.9	$ 5.5	55.6%
AEBITDA margin	21.2%	21.1%

Interactive Key Performance Indicators
Interactive - social casinos:
Average MAU(1)	8.0	7.7	0.3	3.9%
Average DAU(2)	2.5	2.3	0.2	8.7%
ARPDAU(3)	$ 0.26	$ 0.19	$ 0.07	36.8%

(1) MAU = Monthly Active Users and is a count of unique visitors to our site during a month.
(2) DAU = Daily Active Users and is a count of unique visitors to our site during a day.
(3) ARPDAU = Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days for the period.

  Total interactive revenue grew 55 percent to $72.6 million, primarily reflecting a 58-percent increase in social gaming revenue due to the ongoing popularity of Jackpot Party® Social Casino, the success of Quick Hit® Slots social game app, and the launch of Hot Shot® Social Casino. Interactive revenue increased 20 percent on a quarterly sequential basis.
  Operating income increased to $11.5 million, primarily reflecting the higher revenue. Selling, general and administrative expense and research and development expense increased primarily due to higher player acquisition marketing expenditures and innovation costs for new product development initiatives.
  AEBITDA rose to $15.4 million and AEBITDA margin increased to 21.2 percent, primarily reflecting higher revenue and improved operating leverage, partially offset by higher selling, general, and administrative expense and research and development expense, due to increased marketing costs and innovation initiatives.

Liquidity and Capital Resources

  During the quarter ended March 31, 2016, the Company made net payments of $27.5 million on its debt, including $15 million of voluntary repayments under its revolving credit facility and $11 million in mandatory amortization of its term loans. The Company remains committed to prioritizing debt repayments from cash flow.
  Capital expenditures totaled $51.2 million. For 2016, the Company continues to expect that capital expenditures will be within a range of $290-$310 million, based on existing contractual obligations and planned investments, including capital costs to facilitate remaining integration initiatives.

Earnings Conference Call
Scientific Games will host a conference call today at 5 p.m. EDT. To access the call live via a listen-only webcast, please visit scientificgames.com and click on the webcast link under the Investor Information section. To access the call by telephone, please call: 1 (888) 221-9373 (U.S. and Canada) or +1 (704) 385-4883 (International). The conference ID is: SGMS. A replay of the webcast and accompanying presentation will be archived in the Investors section on ScientificGames.com.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for worldwide gaming, lottery and interactive markets. The Company's portfolio includes gaming machines, game content and systems; table games products and utilities; instant and draw-based lottery games; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and interactive content and services. For more information, please visit www.scientificgames.com.

COMPANY CONTACTS

Investor Relations:
Bill Pfund +1 702-532-7663
Vice President, Investor Relations
bill.pfund@scientificgames.com

Media Relations:
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

All ® notices signify marks registered in the United States. © 2016 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including declines in or slow growth of gross gaming revenues or lottery retail sales, reductions in or constraints on capital spending by gaming or lottery operators and bankruptcies of, or credit risk relating to, customers; limited growth from new gaming jurisdictions, declines in the replacement cycle of existing gaming machines and slow addition of casinos in existing jurisdictions; ownership changes and consolidation in the gaming industry, including by casino operators; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology; inability to develop successful gaming concepts and content; laws and government regulations, including those relating to gaming licenses and environmental laws; inability to identify and capitalize on trends and changes in the gaming, lottery and interactive industries; dependence upon key providers in our social gaming business; inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in our debt agreements, including those that could result in acceleration of the maturity of our indebtedness; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our software and systems and reliance on or failures in our information technology systems; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships, including (i) the inability of our joint venture to realize the anticipated benefits under its private management agreement with the Illinois lottery or from the disentanglement services performed in connection with the termination thereof, (ii) the inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey Lottery or otherwise to realize the anticipated benefits under such agreement and (iii) failure to realize the anticipated benefits related to the award to our consortium of an instant lottery game concession in Greece; failure to achieve the intended benefits of the Bally acquisition or the WMS acquisition, other recent acquisitions, or future acquisitions, including due to the inability to successfully integrate such acquisitions or realize synergies in the anticipated amounts or within the contemplated time frames or cost expectations, or at all; disruption of our current plans and operations in connection with our recent acquisitions (including in connection with the integration of Bally and WMS), including departure of key personnel or inability to recruit additional qualified personnel or maintain relationships with customers, suppliers or other third parties; costs, charges and expenses relating to the Bally acquisition and the WMS acquisition; incurrence of employee termination or restructuring costs, and impairment or asset write-down charges; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; implementation of complex revenue recognition standards; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates and restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the recent economic and political conditions in Greece; dependence on our key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property and our strategic relationships; influence of certain stockholders; and stock price volatility.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 29, 2016 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: AEBITDA, AEBITDA margin, free cash flow and EBITDA from equity investments (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

The Company's management uses these non-GAAP financial measures to, among other things: (i) monitor and evaluate the performance of the Company's business operations, as well as the performance of its equity investments; (ii) facilitate management's internal comparisons of the Company's historical operating performance; (iii) facilitate management's external comparisons of the Company's results to the historical operating performance of other companies that may have different capital structures and debt levels; and (iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. Accordingly, the Company's management believes that these non-GAAP financial measures are useful as they provide investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes

In particular, the Company's management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of unusual, infrequent or other items that management believes have less bearing on the Company's underlying operating performance. Moreover, management believes AEBITDA and EBITDA from equity investments are useful to investors because a significant amount of the Company's business is conducted through its equity investments, and those measures eliminate financial items from the equity investees' earnings that management believes have less bearing on the equity investees' performance. Management believes that AEBITDA and free cash flow provide useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments.

AEBITDA

AEBITDA, as used herein, is a non-GAAP financial measure that is presented herein as supplemental disclosure that is reconciled to net income (loss) as set forth in the schedules titled "Reconciliation of Net Loss to Attributable EBITDA" below.

AEBITDA, as used herein, is derived from the definition of "consolidated EBITDA" in our credit agreement and includes our consolidated EBITDA plus (without duplication) our pro rata share of the EBITDA from equity investments (as defined below), subject to adjustments only to the extent contemplated by the definition of consolidated EBITDA in our credit agreement ("credit agreement adjustments").

The Company anticipates that it will not include certain credit agreement adjustments in AEBITDA for purposes of the Company's earnings releases (and has not included those adjustments in the calculation of AEBITDA in this earnings release). For example, we do not expect to give effect in AEBITDA to certain "pro forma" adjustments contemplated by the credit agreement (including adjustments for acquisitions or dispositions), expected cost savings and other synergies, franchise taxes, Sarbanes-Oxley compliance costs or certain charges related to Northstar Illinois. AEBITDA for purposes of the Company's earnings releases will not include any add-backs beyond those contemplated by the credit agreement adjustments.

Consolidated EBITDA as defined in our credit agreement means, for any period, "consolidated net income" as defined in the credit agreement for such period plus, without duplication and, if applicable, except with respect to clauses (9), (10), (16) and (19) below, to the extent deducted in calculating such consolidated net income for such period, the sum of: (1) provisions for income (or similar) taxes, including franchise, excise and similar taxes and foreign withholding taxes; (2) interest expense (net of interest income, other than interest income earned on customer accounts), net losses on interest rate hedging obligations, amortization or write-off of debt discount and debt issuance costs and commissions, premiums, discounts and other fees and charges associated with debt; (3) depreciation and amortization expense and impairment charges; (4) extraordinary, unusual or non-recurring charges, expenses or losses, including severance costs and legal and settlements; (5) any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period); (6) non-cash stock-based compensation expenses; (7) transaction costs, fees, losses and expenses (whether or not any transaction is consummated); (8) management, monitoring, consulting and advisory fees, and due diligence expense and other transaction fees and expenses and related expenses paid; (9) proceeds from any business interruption insurance (to the extent not reflected as revenue or income); (10) certain pro forma cost savings and other synergies; (11) earn-out and similar obligations incurred in connection with any acquisition or other investment; (12) charges and expenses to the extent indemnified or insured by a third party to the extent that coverage has not been denied (other than any such denial that is being contested in good faith) and so long as such amounts are actually reimbursed within one year; (13) net realized losses relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830; (14) costs of surety bonds in connection with financing activities, (15) costs associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002; (16) certain identified pro forma adjustments; (17) charges or expenses attributable to cost savings initiatives, business optimization, management changes, restructurings and integrations; (18) (a) any net loss resulting from hedge agreements and the application of FASB ASC 815 or currency translation losses related to currency re-measurements of debt and (b) the amount of loss resulting from a sale of receivables, payment intangibles and related assets in connection with a receivables financing; (19) cash receipts not included in consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of consolidated EBITDA for any previous period and not added back; (20) up-front fees and certain other costs in connection with certain lottery or gaming licenses or concessions; and (21) charges not to exceed $8 million in respect of liabilities of Northstar Illinois, as disclosed in our quarterly report for the fiscal quarter ended June 30, 2014; minus, to the extent reflected in the statement of such consolidated net income for such period, the sum, without duplication, of: (1) any extraordinary, unusual or non-recurring income or gains; (2) non-cash income or gains (other than the accrual of revenue in the ordinary course), subject to specified exceptions; (3) gains realized and income accrued in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items; (4) the amount of cash received in such period in respect of any non-cash income or gain in a prior period (to the extent such non-cash income or gain previously increased consolidated net income in a prior period); (5) net realized gains relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830; and (6) (a) any net gain resulting from hedge agreements and the application of FASB ASC Topic 815, (b) any net gain resulting in such period from currency translation gains related to currency re-measurements of debt and (c) the amount of gain resulting in such period from a sale of receivables, payment intangibles and related assets in connection with a receivables financing. Consolidated EBITDA is subject to certain pro forma adjustments in connection with material acquisitions and dispositions as provided in the credit agreement. Consolidated EBITDA also includes our pro rata share of the EBITDA from equity investments (without duplication of amounts otherwise constituting consolidated net income, as noted above). The foregoing definition of consolidated EBITDA is summary in nature and is qualified in its entirety by reference to the full text of such definition in the Company's credit agreement, a copy of which is attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2014.

AEBITDA margin

AEBITDA margin, as used herein, represents our AEBITDA (as defined above) for the three months ended March 31, 2016 and 2015, each calculated as a percentage of revenue. AEBITDA margin is a non-GAAP financial measure that is presented herein as supplemental disclosures for illustrative purposes only and is reconciled to net loss in a schedule below.

Free Cash Flow

Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity investments plus distributions of capital on equity investments. Free cash flow is a non-GAAP financial measure that is presented herein as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below. Our definition of "free cash flow" was modified in the first quarter of 2016 to include payments on license obligations, additions to equity investments and distributions of capital on equity investments. In order to enhance comparability, free cash flow for prior periods presented herein (including the accompanying tables) have been conformed to the new definition.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented herein as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue:
Services	$ 350.3	$ 330.4
Product sales	197.6	199.4
Instant games	134.1	128.9
Total revenue	682.0	658.7

Operating expenses:
Cost of services (1)	94.9	90.5
Cost of product sales(1)	94.4	97.9
Cost of instant games(1)	67.0	67.0
Selling, general and administrative	142.3	145.9
Research and development	49.8	46.9
Employee termination and restructuring	2.7	8.2
Depreciation and amortization	180.6	184.2
Operating income	50.3	18.1
Other (expense) income:
Interest expense	(165.7)	(164.3)
Earnings from equity investments	3.2	3.1
Other income (expense), net	0.7	(5.6)
Total other expense, net	(161.8)	(166.8)
Net loss before income taxes	(111.5)	(148.7)
Income tax benefit	19.2	62.3
Net loss	$ (92.3)	$ (86.4)

Basic and diluted net loss per share:
Basic	$ (1.07)	$ (1.01)
Diluted	$ (1.07)	$ (1.01)

Weighted average number of shares used in per share calculations:
Basic shares	86.6	85.3
Diluted shares	86.6	85.3

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March, 31	December 31,
	2016	2015
Assets:
Cash and cash equivalents	$ 145.7	$ 128.7
Restricted cash	21.2	20.2
Accounts receivable, net	472.1	487.1
Notes receivable, net	161.8	167.7
Inventories	259.9	248.5
Prepaid expenses, deposits and other current assets	124.7	123.3
Total current assets	1,185.4	1,175.5

Long-term restricted cash	17.5	17.9
Long-term notes receivable, net	45.8	51.3
Property and equipment, net	734.8	794.0
Goodwill	3,012.0	3,013.7
Intangible assets, net	1,946.0	1,920.0
Software, net	469.9	485.9
Equity investments	231.7	228.5
Other assets	47.6	45.4
Total assets	$ 7,690.7	$ 7,732.2

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 50.0	$ 50.3
Accounts payable	168.5	159.8
Accrued liabilities	450.6	443.8
Total current liabilities	669.1	653.9

Deferred income taxes	214.8	228.2
Other long-term liabilities	253.6	188.9
Long-term debt, excluding current portion	8,137.1	8,156.7
Total stockholders' deficit	(1,583.9)	(1,495.5)
Total liabilities and stockholders' deficit	$ 7,690.7	$ 7,732.2

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$ (92.3)	$ (86.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	180.6	184.2
Change in deferred income taxes	(18.3)	(67.1)
Stock-based compensation	6.5	5.1
Non-cash interest expense	10.0	9.5
Earnings from equity investments, net	(3.2)	(3.1)
Distributed earnings from equity investments	-	1.6
Changes in current assets and liabilities and other	17.8	34.0
Net cash provided by operating activities	101.1	77.8

Cash flows from investing activities:
Capital expenditures	(51.2)	(72.1)
Change in other assets and liabilities and other	1.5	(0.2)
Distributions of capital on equity investments	1.5	3.8
Restricted cash	(0.6)	0.2
Net cash used in investing activities	(48.8)	(68.3)

Cash flows from financing activities:
Net payments of long-term debt	(27.5)	(17.0)
Payments on license obligations	(9.6)	(9.0)
Net redemptions of common stock under stock-based compensation plans	-	(0.7)
Net cash used in financing activities	(37.1)	(26.7)
Effect of exchange rate changes on cash and cash equivalents	1.8	(3.4)
Increase (decrease) in cash and cash equivalents	17.0	(20.6)
Cash and cash equivalents, beginning of period	128.7	171.8
Cash and cash equivalents, end of period	$ 145.7	$ 151.2

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended March 31, 2016

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 232.6	$ 45.1	$ 72.6	$ -	$ 350.3
Product sales	189.1	8.5	-	-	197.6
Instant games	-	134.1	-	-	134.1
Total revenue	$ 421.7	$ 187.7	$ 72.6	$ -	$ 682.0

Operating expenses:
Cost of services (1)	$ 41.2	$ 28.1	$ 25.6	$ -	$ 94.9
Cost of product sales (1)	87.8	6.6	-	-	94.4
Cost of instant games (1)	-	67.0	-	-	67.0
Selling, general and administrative	65.8	15.8	24.3	29.9	135.8
Research and development	38.2	2.6	7.3	1.7	49.8
Stock-based compensation	2.1	0.7	0.2	3.5	6.5
Employee termination and restructuring	1.6	1.1	-	-	2.7
Depreciation and amortization	141.6	17.8	3.7	17.5	180.6
Operating income (loss)	$ 43.4	$ 48.0	$ 11.5	$ (52.6)	$ 50.3

Other (expense) income:
Interest expense					$ (165.7)
Earnings from equity investments	$ -	$ 3.2	$ -	$ -	3.2
Other income, net				0.7	0.7
Total other expense, net					$ (161.8)

Net loss before income taxes					$ (111.5)
Income tax benefit					19.2
Net loss					$ (92.3)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (92.3)
Employee termination and restructuring (2)	$ 1.6	$ 1.1	$ -	$ -	2.7
M&A and other charges (incl. purchase accounting) (2)	0.9	-	-	-	0.9
Depreciation and amortization	141.6	17.8	3.7	17.5	180.6
Other expense, net	-	-	-	1.6	1.6
Interest expense	-	-	-	-	165.7
Income tax benefit	-	-	-	-	(19.2)
Stock-based compensation	2.1	0.7	0.2	3.5	6.5
EBITDA from equity investments (3)	1.6	13.9	-	-	15.5
Earnings from equity investments	-	(3.2)	-	-	(3.2)
Attributable EBITDA	$ 191.2	$ 81.5	$ 15.4	$ (29.3)	$ 258.8

Reconciliation to Attributable EBITDA as a % of Revenue
Attributable EBITDA	$ 191.2	$ 81.5	$ 15.4		$ 258.8
Revenue	$ 421.7	$ 187.7	$ 72.6		$ 682.0
Attributable EBITDA as a % of Revenue	45.3%	43.4%	21.2%		37.9%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $0.0 million.
(3) The Company received $1.5 million in cash distributions and return of capital payments from its equity investees.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended March 31, 2015

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 237.9	$ 45.6	$ 46.9	$ -	$ 330.4
Product sales	187.9	11.5	-	-	199.4
Instant games	-	128.9	-	-	128.9
Total revenue	$ 425.8	$ 186.0	$ 46.9	$ -	$ 658.7

Operating expenses:
Cost of services (1)	$ 45.5	$ 28.4	$ 16.6	$ -	$ 90.5
Cost of product sales (1)	87.8	10.1	-	-	97.9
Cost of instant games (1)	-	67.0	-	-	67.0
Selling, general and administrative	72.2	16.1	14.9	37.6	140.8
Research and development	39.8	1.6	5.5	-	46.9
Stock-based compensation	2.0	1.0	0.2	1.9	5.1
Employee termination and restructuring	4.2	0.2	0.7	3.1	8.2
Depreciation and amortization	143.3	21.3	5.1	14.5	184.2
Operating income (loss)	$ 31.0	$ 40.3	$ 3.9	$ (57.1)	$ 18.1

Other (expense) income:
Interest expense					$ (164.3)
Earnings (loss) from equity investments	$ (0.1)	$ 3.2	$ -		3.1
Other expense, net				$ (5.6)	(5.6)
Total other expense, net					$ (166.8)

Net loss before income taxes					$ (148.7)
Income tax benefit					62.3
Net loss					$ (86.4)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (86.4)
Employee termination and restructuring (2)	$ 4.2	$ 0.2	$ 0.7	$ 3.1	8.2
M&A and other charges (incl. purchase accounting) (2)	15.3	-	-	1.3	16.6
Depreciation and amortization:
Long term asset impairments and write-downs (2)	2.7	1.9	-	-	4.6
Other	140.6	19.4	5.1	14.5	179.6
Other expense, net	-	-	-	8.7	8.7
Interest expense	-	-	-	-	164.3
Income tax benefit	-	-	-	-	(62.3)
Stock-based compensation	2.0	1.0	0.2	1.9	5.1
EBITDA from equity investments (3)	1.6	15.2	-	-	16.8
Earnings (loss) from equity investments	0.1	(3.2)	-	-	(3.1)
Attributable EBITDA	$ 197.4	$ 78.0	$ 9.9	$ (33.2)	$ 252.1

Reconciliation to Attributable EBITDA as a % of Revenue
Attributable EBITDA	$ 197.4	$ 78.0	$ 9.9		$ 252.1
Revenue	$ 425.8	$ 186.0	$ 46.9		$ 658.7
Attributable EBITDA as a % of Revenue	46.4%	41.9%	21.1%		38.3%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $10.4 million.
(3) The Company received $5.4 million in cash distributions and return of capital payments from its equity investees.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in millions)

			Three Months Ended
	Three Months Ended March 31,		December 31,	September 30,	June 30,
	2016	2015	2015	2015	2015

Net cash provided by operating activities	$ 101.1	$ 77.8	$ 158.7	$ 141.1	$ 36.6

Less: Capital expenditures	(51.2)	(72.1)	(90.0)	(90.8)	(70.7)
Less: Additions to equity investments	-	-	(2.7)	-	-
Add: Distributions of capital on equity investments	1.5	3.8	1.7	1.8	31.4
Less: Payments on license obligations	(9.6)	(9.0)	(8.5)	(13.3)	(9.7)

Free cash flow	$ 41.8	$ 0.5	$ 59.2	$ 38.8	$ (12.4)

Our definition of "Free Cash Flow," a non-GAAP financial measure, was modified in the first quarter of 2016 to include payments on license obligations, additions to equity investments, and distributions of capital on equity investments.  In order to enhance comparability, Free Cash Flow for prior periods presented in the above table have been conformed to the new definition. See the section above, entitled "Non-GAAP Financial Measures" for additional information, including the entire definition of Free Cash Flow.

Items from equity method investments included above:
During the quarter ended March 31, 2016, the Company received a return of capital payment from ITL of $1.5 million.

During the quarter ended March 31, 2015, the Company received a return of capital payment from ITL of $3.8 million and a dividend of $1.6 million from GLB.

During the quarter ended December 31, 2015, the Company received a return of capital payments of $1.7 million from ITL and dividends of $3.1 million and $0.8 million from CSG and RCN, respectively.

During the quarter ended September 30, 2015, the Company received return of capital payments of $1.6 million and $0.2 million from ITL and LNS, respectively; and a dividend of $1.0 million from RCN.

During the quarter ended June 30, 2015, the Company received return of capital payments of $16.8 million, $12.0 million and $2.6 million from LNS, Hellenic Lotteries and ITL, respectively; and dividends of $14.5 million, $2.0 million and $1.8 million from LNS, Hellenic Lotteries and RCN, respectively.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENT TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in millions)

	Three Months Ended March 31,
	2016	2015
EBITDA from equity investments (1):
Earnings from equity investments	$ 3.2	$ 3.1
Add: Income tax expense	2.0	1.9
Add: Depreciation and amortization	8.7	9.2
Add: Interest expense, net of other	1.6	2.6
EBITDA from equity investments	$ 15.5	$ 16.8

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing
Guard Libang Technology Co., Ltd., Northstar Illinois, Northstar New Jersey Lottery Group, LLC, and Hellenic Lotteries.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(in millions, except unit, per unit data and ARPDAU) (Unaudited)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

	Three Months Ended

	March 31,	March 31,	December 31,
Gaming Revenue - Supplemental Revenue Metrics	2016	2015	2015
Revenue by Lines of Business:

Gaming operations revenue	$ 184.4	$ 193.4	$ 186.1
Gaming machine sales revenue	134.5	127.3	174.1
Gaming systems revenue	59.7	67.0	68.6
Table products revenue	43.1	38.1	40.2
Gaming revenue	$ 421.7	$ 425.8	$ 469.0

Gaming operations:
WAP, premium and daily-fee participation revenue (1)	$ 106.5	$ 115.3	$ 107.7
Other leased, participation and services revenue (2)	77.9	78.1	78.4
Gaming operations revenue	$ 184.4	$ 193.4	$ 186.1

Gaming machine sales:
Gaming machine and other product sales revenue	$ 134.5	$ 127.3	$ 174.1

Gaming systems:
Hardware, software and services revenue	$ 33.6	$ 42.8	$ 42.5
Maintenance revenue	26.1	24.2	26.1
Gaming systems revenue	$ 59.7	$ 67.0	$ 68.6

Table products:
Table products sales revenue	$ 13.0	$ 9.6	$ 11.0
Leased table products revenue	30.1	28.5	29.2
Table products revenue	$ 43.1	$ 38.1	$ 40.2

Gaming Revenue - Key Performance Indicators
Gaming Operations

WAP, premium and daily-fee participation units (1):
Installed base at period end	21,975	23,077	22,252
Average daily revenue per unit	$ 52.94	$ 55.22	$ 52.46

Other participation and leased units (2):
Installed base at period end	48,086	45,898	47,949
Average daily revenue per unit	$ 15.38	$ 16.34	$ 15.57

Gaming Machine Sales

U.S. and Canadian new unit shipments	4,365	4,380	5,366
International new unit shipments	2,383	2,352	3,624
New unit shipments	6,748	6,732	8,990
Average sales price per new unit	$ 16,719	$ 15,243	$ 17,137

Lottery Revenue - Supplemental Revenue Metrics

Lottery Revenue:
Instant games revenue	$ 134.1	$ 128.9	$ 142.0
Services revenue	45.1	45.6	49.0
Product sales revenue	8.5	11.5	16.7
Lottery revenue	$ 187.7	$ 186.0	$ 207.7

Instant games revenue by geography:
United States	$ 92.2	$ 85.3	$ 91.0
International	41.9	43.6	51.0
Instant games revenue	$ 134.1	$ 128.9	$ 142.0

Services revenue by geography:
United States	$ 31.3	$ 27.0	$ 30.4
International	13.8	18.6	18.6
Services revenue	$ 45.1	$ 45.6	$ 49.0

Product sales revenue by geography:
United States	$ 0.8	$ 1.4	$ 1.3
International	7.7	10.1	15.4
Product sales revenue	$ 8.5	$ 11.5	$ 16.7

Lottery Revenue - Key Performance Indicators

Retail sales of U.S. lottery instant games customers (3)(4)	$ 11,331	$ 10,473	$ 10,605
Retail sales of U.S. lottery systems contract customers (3)(5)	$ 2,424	$ 2,072	$ 2,127
Italy retail sales of instant games (3)	€ 2,355	€ 2,302	€ 2,430

Interactive Revenue - Supplemental Revenue Metrics
Revenue by Lines of Business:
Social gaming revenue, including SG Universe	$ 64.8	$ 40.9	$ 51.9
Real money gaming revenue	7.8	6.0	8.4
Interactive revenue	$ 72.6	$ 46.9	$ 60.3

Interactive Revenue - Key Performance Indicators
Social gaming:
Average MAU (6)	8.0	7.7	8.1
Average DAU (7)	2.5	2.3	2.3
ARPDAU (8)	$ 0.26	$ 0.19	$ 0.22

(1) WAP (wide-area progressive), premium and daily-fee participation units comprise participation gaming machines (WAP, LAP (local-area progressives) and standalone units) generally without fixed-term lease periods.

(2) Other leased, participation and services units comprise server-based gaming machines, video lottery terminals, centrally determined gaming machines, electronic table seats, Class II and other leased units.

(3) Information provided by third-party lottery operators.
(4) U.S. instant games customers' retail sales include only sales of instant games.
(5) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(6) MAU = Monthly Active Users and is a count of unique visitors to our site during a month.
(7) DAU = Daily Active Users and is a count of unique visitors to our site during a day.
(8) ARPDAU = Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.

Logo - http://photos.prnewswire.com/prnh/20160203/329306LOGO